Exhibit 99.1

MYOS Corporation Reports 2014 Third Quarter Results and Provides Business Update

- Third quarter marked by positive, statistically significant clinical safety and efficacy data for Fortetropin™ fueling development of MYOS-branded proprietary product line -

- Company plans to implement robust global commercialization strategy for a branded line of products in first half of 2015 -

- Clinical data accelerates Company’s strategic plans for development and expansion of additional strategic relationships with leading distributors and retailers -

CEDAR KNOLLS, NJ – November 14, 2014 – MYOS Corporation (“MYOS” or the “Company”) (NASDAQ: MYOS), an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve muscle health and performance, announced today its financial results for the third quarter ended September 30, 2014. The Company also provided highlights of its recent clinical developments and provided an update on the strategic commercialization and marketing plans for Fortetropin™, the first clinically proven natural myostatin inhibitor. MYOS’ management team will host a conference call and webcast today, Friday, November 14, 2014, at 10:00 a.m. ET.

THIRD QUARTER RECENT HIGHLIGHTS

Research

●	Announced positive, statistically significant clinical trial results from The University of Tampa study regarding the use of Fortetropin in male subjects, including that:
o	Fortetropin increases lean body mass and muscle thickness in modestly resistance trained males;
o	Daily use of Fortetropin significantly decreases inflammatory cytokine levels and demonstrates the promising anti-inflammatory biotherapeutic properties of Fortetropin; and
o	Daily use of Fortetropin does not adversely affect cholesterol, HDL or triglycerides.
●	Announced a small molecule development program with Cloud Pharmaceuticals, Inc. focused on Janus Kinase 3 inhibition and regulators in the myostatin pathway as targets for small molecule candidates and their activity in muscle and inflammation; and
●	Initiated a research agreement with Human Metabolome Technologies America to conduct clinical metabolomic studies exploring Fortetropin’s myostatin inhibition properties and potential role in glucose and fat metabolism.

Commercial and Product Development

●	Launched marketing, sales and product development strategy to build proprietary MYOS-branded portfolio of commercial products derived from Fortetropin; and
●	Began product development and production of several MYOS-branded products utilizing Fortetropin to be launched early in the first half of 2015.

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Corporate

●	Appointed consumer product industry veteran Douglas Weekes as Chief Commercial Officer to lead the Company’s development, marketing and sales of a portfolio of commercial products derived from Fortetropin;
●	Appointed world-renowned scientific visionary and entrepreneur J. Craig Venter to the Board of Directors;
●	Added new candidate chemical entities to the Company’s intellectual assets, providing a starting point for its drug discovery efforts;
●	Extended the Fortetropin manufacturing and supply agreement with Deutsches Institut für Lebensmitteltechnik e.V, the German Institute for Food Technologies (DIL), through the end of 2016;
●	Awarded an issued patent from the U.S. Patent and Trademark Office covering proprietary methods of manufacturing of Fortetropin; and
●	Common stock began trading on the NASDAQ Capital Market.

Peter Levy, President and Chief Operating Officer of MYOS, commented, “While a shift in strategy presents a number of challenges, such as a short term impact on revenues, we believe this represents an enormous opportunity to accelerate the growth of our business. We also believe the third quarter signaled an important transformation for MYOS from an entry-stage company to a scientifically validated business with a platform product supported by clinical evidence of significant biological activity, profound safety, and commercial potential through our initial distribution relationships.”

Mr. Levy continued, “Moving forward, data from the Tampa clinical study will enable us to aggressively expand the development and launch of a portfolio of proprietary branded products which we have planned for early in the first half of 2015. Perhaps most importantly, the data has allowed us to open meaningful discussions with leading distributors on terms we believe will enable us to increase our revenues in a substantive way over the coming year.”

EXPECTED NEAR-TERM MILESTONES

●	Complete initial production and launch of MYOS-branded portfolio of products in the U.S.;
●	Sign strategic agreement(s) with leading distributor(s);
●	Announce further basic science and clinical data at prestigious scientific congresses; and
●	Expand launch of MYOS-branded products in key markets outside of the U.S.

THIRD QUARTER 2014 FINANCIAL SUMMARY

For the third quarter of 2014, the Company's net sales were approximately $107 thousand compared to net sales of approximately $918 thousand for the third quarter of 2013 and approximately $1,679 thousand for the second quarter of 2014. Net sales for the trailing twelve months were approximately $4,740 thousand.

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MYOS currently has two commercial products: MYO-T12, which is branded under the MYO-X name, and distributed by MHP, and Cenegenics Muscle Formula, which is a private-label product distributed by Cenegenics. For the three months ended September 30, 2014, net sales decreased $811, or 88%, compared to net sales for the three months ended September 30, 2013. The decrease in net sales was primarily due to a decrease in sales to MHP. During the third quarter of 2014, Cenegenics informed the Company that it would not accept product that was custom manufactured and scheduled for delivery pursuant to the terms of the distribution agreement with Cenegenics. Consequently, the Company did not ship product or recognize revenues from Cenegenics during the three months ended September 30, 2014. MYOS is taking action against Cenegenics to enforce the terms of the agreement. MYOS is in the process of developing its own proprietary branded products using multiple delivery formats, which the Company anticipates launching in 2015. MYOS cannot predict the amount of sales to Cenegenics and MHP in the fourth quarter of 2014, as the Company seeks to restructure its commercial strategy and position its own core branded products to be launched in 2015.

Loss from operations was approximately ($2,177) thousand for the third quarter of 2014 compared to approximately ($782) thousand for the third quarter of 2013 and approximately ($1,001) thousand for the second quarter of 2014. Loss from operations includes the Company's investment in research and development activities in the third quarter of 2014 of approximately $365 thousand compared to approximately $113 thousand in the third quarter of 2013 and approximately $295 thousand in the second quarter of 2014.

Net loss for the third quarter of 2014 was approximately ($2,177) thousand compared to approximately ($781) thousand for the third quarter of 2013 and approximately ($1,000) thousand for the second quarter of 2014. Basic and diluted net loss per share was ($0.75) for the third quarter of 2014 compared to ($0.35) for the third quarter of 2013 and ($0.34) for the second quarter of 2014. Per share results are based on weighted average number of shares outstanding of 2.886 million for the third quarter of 2014 compared to 2.218 million for the third quarter of 2013 and 2.909 million for the second quarter of 2014.

Non-GAAP net loss for the third quarter of 2014 was approximately ($1,625) thousand compared to approximately ($454) thousand for the third quarter of 2013 and approximately ($523) for the second quarter of 2014. Non-GAAP basic and diluted net loss per share was ($0.56) for the third quarter of 2014 compared to ($0.20) for the third quarter of 2013 and ($0.18) for the second quarter of 2014. Non-GAAP net loss excludes stock-based compensation of approximately $502 thousand and amortization expense of approximately $50 thousand for the third quarter of 2014 compared to stock-based compensation of approximately $324 thousand and changes in fair value of warrants of approximately $3 thousand for the third quarter of 2013 and stock-based compensation of approximately $422 thousand, amortization expense of approximately $50 thousand and impairment charges of approximately $5 thousand for the second quarter of 2014.

The Company had cash of approximately $638 thousand, total assets of approximately $6,424 thousand and short-term borrowings of approximately $220 thousand as of September 30, 2014 compared to cash of approximately $451 thousand, total assets of approximately $3,836 thousand and no borrowings as of December 31, 2013.

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In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP net loss and non-GAAP basic and diluted net loss per share measures, which present results on a basis adjusted for certain items. Non-GAAP net loss and non-GAAP basic and diluted net loss per share are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. The Company also believes these non-GAAP measures provide the Company’s investors with useful information regarding the Company’s historical operating results. These non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Use of the terms non-GAAP net loss, and non-GAAP basic and diluted net loss per share may differ from similar measures reported by other companies. We define non-GAAP net loss as net loss adjusted for stock-based compensation and certain special charges that are otherwise included in GAAP net loss, including changes in fair value of warrants, amortization and impairment charges. Non-GAAP basic and diluted net loss per share refers to non-GAAP net loss divided by the weighted average number of basic and diluted shares outstanding. All of the non-GAAP measures discussed above are reconciled from their respective GAAP measures in the "Reconciliation of GAAP to Non-GAAP Net Loss" table set forth below.

A summary of key financial highlights for the three and nine months ended September 30, 2014 and 2013 is as follows:

MYOS CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$107	$918	$3,332	$1,910
Cost of sales (excludes amortization of acquired intangibles)	232	428	1,282	872
Gross profit (loss)	(125)	490	2,050	1,038

Research and development	365	113	1,094	398
Selling, general and administrative	1,637	1,159	4,452	3,498
Amortization	50	-	100	-
Loss on asset impairments	-	-	5	-
Total operating expenses	2,052	1,272	5,651	3,896

Operating loss	(2,177)	(782)	(3,601)	(2,858)

Other income (expense):
Interest income	-	1	2	4
Total other income (expense)	-	1	2	4

Net loss and comprehensive loss	(2,177)	(781)	(3,599)	(2,854)

Basic and diluted net loss per share attributable to common stockholders	$(0.75)	$(0.35)	$(1.28)	$(1.29)

Weighted average number of common shares outstanding, basic and diluted	2,886	2,218	2,812	2,212

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MYOS CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets
Cash	$638	$451
Accounts receivable, net	1,341	645
Inventories, net	1,952	143
Prepaid expenses and other current assets	123	215
Total current assets	4,054	1,454
Fixed assets, net of accumulated depreciation	325	344
Intangible assets, net of accumulated amortization	2,045	2,038
Total assets	$6,424	$3,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$249	$184
Accrued expenses	293	312
Revolving note	220	-
Total current liabilities	762	496

Contract liability	101	-

Total liabilities	863	496

Commitments and contingencies

Stockholders' equity
Preferred stock, $.001 par value; 500,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.001 par value, 6,000,000 shares authorized; 2,909,435 and 2,227,447 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	3	2
Additional paid-in capital	23,065	17,246
Accumulated deficit	(17,507)	(13,908)
Total stockholders' equity	5,561	3,340

Total liabilities and stockholders' equity	$6,424	3,836

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MYOS CORPORATION AND SUBSIDIARY
Reconciliation of GAAP to Non-GAAP Net Loss
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP - net loss	(2,177)	(781.00)	(3,599)	(2,854)
Stock-based compensation	502	324.00	1,227	1,043
Change in fair value of warrants	-	3.00	-	22
Amortization	50	-	100	-
Impairment charges	-	-	5	-

Non-GAAP - net loss	(1,625)	(454)	(2,267)	(1,789)

Weighted average number of common shares outstanding, basic and diluted	2,886	2,218	2,812	2,212

GAAP basic and diluted net loss per share	($0.75)	($0.35)	($1.28)	($1.29)

Non-GAAP basic and diluted net loss per share	($0.56)	($0.20)	($0.81)	($0.81)

CONFERENCE CALL AND WEBCAST INSTRUCTIONS

MYOS’ management team will host a conference call and webcast on Friday, November 14, 2014 at 10:00 a.m. ET to discuss the third quarter financial results and provide a business update. Interested parties may access this conference call by dialing 877-407-7186 (U.S./Canada) or 201-689-8052 (International).

The webcast may be accessed via the News and Events page of the Investor Relations section of the MYOS corporate web site at www.myoscorp.com, and will be archived for 30 days. Webcast participants are encouraged to go to the web site 15 minutes prior to the start of the call to register, download and install any necessary software.

About MYOS Corporation

MYOS is an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases. MYOS is the owner of Fortetropin™, the first clinically proven natural myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. Medical literature suggests that lowering myostatin levels has many potential health benefits including increased muscle mass, healthy weight management, improved energy levels, stimulation of muscle healing as well as treating sarcopenia, a condition of age-related loss of muscle mass. To discover why MYOS is known as "The Muscle Company," ™ visit www.myoscorp.com.

The Company's first commercial product containing Fortetropin (MYO-T12), is distributed by Maximum Human Performance (MHP) under the brand name MYO-X® and is currently available on popular retailer websites including http://mhpstrong.com, www.bodybuilding.com, www.amazon.com and in specialty retailers including GNC and Vitamin Shoppe and others. MYOS believes that Fortetropin, as well as future products it envisions, will redefine existing standards for muscle health.

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Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of Fortetropin™ and its effects on myostatin inhibition, inflammatory cytokine levels and cholesterol levels, customer demand for our products, market acceptance of our existing and future products, the ability to create new products through research and development, growth in our revenue, the successful entry into new markets including the age management market, the ability to successfully develop and launch our own core branded products, the ability to collect our accounts receivable from our distributors, the ability to attract additional investors and increase shareholder value, the ability to generate the forecasted revenue stream and cash flow from sales of Fortetropin and MYO-X®, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, the ability to maintain and expand our manufacturing capabilities and reduce the costs of our products, the ability to enter into strategic relationships with new distributors, the ability to comply with NASDAQ's continuing listing standards, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. Our products are not intended to diagnose, treat, cure or prevent any disease.

MYOS Corporation Investor and Media Contact:

Lindsey Penrose

(973) 509-0444

lpenrose@myoscorp.com

SOURCE: MYOS Corporation

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